UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Other Information.

On December 18, 23, and 24, 2013, Grandparents.com, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with accredited investors (the “Investors”) pursuant to which the Company sold, in private transactions, an aggregate of 1,000,000 shares of the Company’s common stock (the “Shares”) and warrants (the “Warrants”) to purchase an aggregate of 250,000 shares of the Company’s common stock for aggregate gross proceeds to the Company of $250,000. The Warrants are exercisable for a period of five years at an exercise price of $0.25 per share, subject to customary adjustments. The Purchase Agreements contain customary representations, provisions and warranties of both the Company and the Investors. The proceeds from the sales are being used for operating expenses and to repay the balance due on that certain Fifth Amended and Restated Promissory Note dated November 1st 2013 which matures on December 31, 2013.

In issuing the Shares and Warrants above, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

The foregoing description of the Purchase Agreements and Warrants do not purport to be complete and are qualified in their entireties by reference to the form of Purchase Agreement and form of Warrant to be filed as exhibits to the Company’s next Form 10-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2013	GRANDPARENTS.COM, INC.

	By:	/s/ Matthew Schwartz
Matthew Schwartz
VP & Chief Compliance Officer